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                                                                     Exhibit 5.1

                        [SHEARMAN & STERLING LETTERHEAD]

(212) 848-8015

                                June 12, 1998

ARM Financial Group, Inc.
515 West Market Street
Louisville, KY  40202

Ladies and Gentlemen:

            We are acting as counsel for ARM Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (No. 333-53967), as may be amended or supplemented from time to time (the "Registration Statement"), and the prospectus contained in the Registration Statement (the "Prospectus"), covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities (collectively, the "Securities"): (i) an indeterminate number of shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), to be issued from time to time in one or more series and (ii) an indeterminate number of depositary shares representing fractional interests in shares of the Preferred Stock (the "Depositary Shares"). The Securities are to be purchased by certain underwriters and offered for sale to the public (the "Offering") in the manner set forth in the Prospectus.

            Depositary Shares representing fractional interests in shares of Preferred Stock will be issued under a preferred stock deposit agreement to be entered into among the Company, the depositary named therein, and the holders from time to time of depositary receipts issued thereunder (the "Deposit Agreement"). The forms of the Deposit Agreement and the Securities are filed or incorporated by reference as exhibits to the Registration Statement.

            In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity to the originals of all documents presented to us as copies. In
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rendering our opinions, we have relied as to factual matters upon certificates and representations of officers of the Company and certificates of public officials.

            Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

            (i) the Deposit Agreement has been duly authorized by the Company;
      and

            (ii) when the shares of Preferred Stock and, if applicable, the Depositary Shares have been duly issued and paid for by the purchasers thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), such shares of Preferred Stock will be duly and validly issued, fully paid and nonassessable and, if applicable, such Depositary Shares will represent legal and valid interests in the corresponding shares of Preferred Stock.

            We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

            We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus. We hereby also consent to the incorporation by reference of this opinion and consent in a registration statement, if any, relating to the Offering filed by the Company pursuant to Rule 462(b) under the Securities Act. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                              Very truly yours,

                                              /s/ Shearman & Sterling
                                              SHEARMAN & STERLING